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                                                                     EXHIBIT 2.4



                                THIRD AMENDMENT
                                       TO
                               EXCHANGE AGREEMENT


         This Third Amendment to Exchange Agreement dated as of November 20, 1996, (the "Third Amendment") is entered into by and among Presidio Oil Company, a Delaware corporation, Presidio Exploration, Inc., a Colorado corporation, Presidio West Virginia, a Delaware corporation, Palisade Oil, Inc., a Colorado corporation, and Tom Brown, Inc., a Delaware corporation.

                                   RECITALS:

         A. The parties hereto have previously entered into that certain Exchange Agreement dated August 5, 1996, which was subsequently amended by a First Amendment to Exchange Agreement dated as of August 20, 1996 and by a Second Amendment to Exchange Agreement dated as of September 5, 1996 (as so amended, the "Exchange Agreement").

         B. The parties hereto desire to amend certain provisions of the Exchange Agreement as provided in this Third Amendment.

         Now, therefore, for and in consideration of the mutual covenants and agreements set forth in this Third Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1.      Amendments to Article I.

                 (a) The definition of the term "Aggregate Consideration" as it appears in Article I of the Exchange Agreement is hereby deleted in its entirety and is hereby replaced with the following:

                          "Aggregate Consideration" means $193,100,000."

                 (b) The definition of the term "Cash Consideration" as it appears in Article I of the Exchange Agreement is hereby deleted in its entirety and is hereby replaced with the following:

                          "Cash Consideration" means a cash payment in an
                 amount equal to the sum of (a) the Presidio Common Stock Cash Consideration, plus (b) the excess of (I) the sum of (x) $104,413,000, plus (y) the amount of accrued and unpaid interest on the Bank Obligations allowed by an order of the Bankruptcy Court, over (ii) all amounts, if any, paid by a Presidio Party in respect of the Bank Obligations (other than interest





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                 paid in respect thereof) or the Senior Secured Notes from the date of this Agreement through and including the Closing."

                 (c) The definition of the term "Exchange Common Stock" as it appears in Article I of the Exchange Agreement is hereby deleted in its entirety and is hereby replaced with the following:

                          "Exchange Common Stock" means 5,348,485 shares of Tom
                 Brown Common Stock (or other securities as may be required under Section 3.2), less the number of shares of Tom Brown Common Stock distributable to Tom Brown under the Plan of Reorganization in respect of its ownership of Senior Gas Indexed Notes or any other Presidio Securities it may acquire hereafter."

         2. Amendment to Section 4.4. Section 4.4 of the Exchange Agreement is hereby deleted in its entirety and is hereby replaced with the following:

                          "4.4  Tom Brown to Vote for Plan of Reorganization.
                 Tom Brown shall vote, or shall cause to be voted, all Presidio Securities beneficially owned by Tom Brown or any Affiliate thereof in favor of the Plan of Reorganization and in such manner as may be necessary to grant the release contemplated by Section 10.07 of the Plan of Reorganization."

         3. Amendments to Section 9.1(c). Clause (vii) of Section 9.1(C) of the Exchange Agreement is hereby deleted in its entirety and is hereby replaced with the following:

                          "(vii)  the Confirmation Order, in form and substance
                 reasonably acceptable to Tom Brown and confirming the Plan of Reorganization, shall not have been entered by the Bankruptcy Court on or before December 12, 1996 or the Confirmation Order shall not have become a Final Order on or before January 9, 1997; provided, that Tom Brown shall not be entitled to terminate this Agreement pursuant to this clause (vii) unless Tom Brown has given Presidio prior written notice of its intention to terminate this Agreement pursuant to this clause
                 (vii) within thirty (30) days after the above applicable described date; or"

         4. Plan and Disclosure Statement. The parties hereby consent to the amendment and supplement to the Plan of Reorganization and the Disclosure Statement as respectively set forth in Exhibits A and B hereto.

         5. Definitions. Defined terms used herein but which are not expressly defined herein, shall have the meaning given such terms in the Exchange Agreement as amended hereby.

         6. Amendment. This Third Amendment constitutes an amendment to the Exchange Agreement pursuant to Section 10.7 of the Exchange Agreement. Except as expressly amended by this Third Amendment, each and every provision of the Exchange Agreement remains in full force and effect in accordance with the terms thereof and, by reference, the terms and provisions of the Exchange Agreement are incorporated herein and made a part hereof.





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         7.      Effective Date.  The terms and provisions of this Third
Amendment shall be effective as of the date stated in the initial paragraph hereof.





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         IN WITNESS WHEREOF, this Third Amendment has been signed by each of the parties hereto, all as of the date stated in the initial paragraph hereof.


                               PRESIDIO OIL COMPANY

                               By:      /s/ Robert L. Smith
                                  ---------------------------------------------
                               Name:        Robert L. Smith
                                    -------------------------------------------
                               Title:   President and Chief Operating Officer
                                     ------------------------------------------


                               PRESIDIO EXPLORATION, INC.

                               By:      /s/ Robert L. Smith
                                  ---------------------------------------------
                               Name:        Robert L. Smith
                                    -------------------------------------------
                               Title:   President and Chief Operating Officer
                                     ------------------------------------------


                               PRESIDIO WEST VIRGINIA, INC.

                               By:      /s/ Robert L. Smith
                                  ---------------------------------------------
                               Name:        Robert L. Smith
                                    -------------------------------------------
                               Title:   President and Chief Operating Officer
                                     ------------------------------------------


                               PALISADE OIL, INC.

                               By:      /s/ Robert L. Smith
                                  ---------------------------------------------
                               Name:        Robert L. Smith
                                    -------------------------------------------
                               Title:   President and Chief Operating Officer
                                     ------------------------------------------


                               TOM BROWN, INC.

                               By:      /s/ W. R. Granberry
                                  ---------------------------------------------
                               Name:        W. R. Granberry
                                    -------------------------------------------
                               Title:   President
                                     ------------------------------------------





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